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                                                                     Exhibit 5.1


                        [Letterhead of King & Spalding]



                                 May 11, 1999



Lockheed Martin Corporation
6801 Rockledge Drive
Bethesda, Maryland 20817

               Re:  Lockheed Martin Corporation
                    Registration Statement on Form S-4
                    ----------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Lockheed Martin Corporation, a Maryland corporation (the "Corporation"), in connection with the filing of a Registration Statement on Form S-4 (as amended, the "Registration Statement") for the registration of 39,342,917 shares of Common Stock, par value $1.00 per share (the "Common Shares"), of the Corporation under the Securities Act of 1933, as amended (the "Act"). In this capacity, we have reviewed the Charter of the Corporation as certified by the State Department of Assessments and Taxation of the State of Maryland, the Bylaws of the Corporation, the Registration Statement (including the exhibits thereto), the corporate proceedings of the Corporation relating to the authorization of the issuance of the Common Shares, and such certificates and other documents as we deemed necessary or advisable for the purpose of expressing the opinion contained herein.

     Based on the foregoing, we are of the opinion that, upon approval of the merger of COMSAT Corporation ("COMSAT") with and into Deneb Corporation ("Deneb") or, alternatively, Deneb with and into COMSAT (the "Merger"), by the respective stockholders of COMSAT and Deneb in accordance with the terms and conditions of the Agreement and Plan of Merger dated as of September 18, 1998, by and among COMSAT, the Corporation and Deneb (the "Merger Agreement"), the filing of Articles of Merger with the Secretary of State of the State of Delaware and a Certificate of Merger with the Department of Consumer and Regulatory Affairs of the District of Columbia, and issuance and delivery of the Common Shares pursuant to the Merger Agreement, the Common Shares will be duly authorized, validly issued, fully paid and non-assessable.
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Lockheed Martin Corporation
May 11, 1999
Page 2

     The opinion expressed in this letter is limited to the matters set forth herein, and no other opinions should be inferred beyond the matters expressly stated. This letter and the opinion expressed herein are being furnished to you solely for your benefit and may not be relied upon, used, circulated, quoted from or otherwise referred to by any other person or for any other purpose without our prior written consent.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Proxy Statement/Prospectus contained therein. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.



                              Very truly yours,

                              /s/ King & Spalding